CUSIP No. 02083G100	13G	Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of Common Stock of Alpine Immune Sciences, Inc.

Dated: August 6, 2020

OMEGA FUND VI, L.P.

BY:	Omega Fund VI GP, L.P.
ITS:	GENERAL PARTNER

BY:	Omega Fund VI GP Manager, Ltd.
ITS:	GENERAL PARTNER

By:	/s/ Anne-Mari Paster
Director

OMEGA FUND VI GP, L.P.

BY:	Omega Fund VI GP Manager, Ltd.
ITS:	GENERAL PARTNER

By:	/s/ Anne-Mari Paster
Director

OMEGA FUND VI GP MANAGER, LTD.

By:	/s/ Anne-Mari Paster
Director

/s/ * Anne-Mari Paster, as Attorney-in-Fact
Claudio Nessi

/s/ * Anne-Mari Paster, as Attorney-in-Fact
Otello Stampacchia

/s/ Anne-Mari Paster*
Anne-Mari Paster